Midway Updates Progress at

Pan Project, Nevada

July 30, 2013

Denver, Colorado – Midway Gold Corp. (TSX and NYSE-MKT: MDW) (the “Company”) reports that the Company’s Pan heap leach gold project (“Pan”) is on schedule for construction in Q4 2013 and production in 2014. Permitting, financing, and engineering optimization continue to advance on schedule. For the financing discussions, an updated feasibility study will incorporate optimization and detailed engineering conducted after the November 2011 Feasibility. The revised FS with updated costs is expected in Q3.

A Message from Ken Brunk – Chairman, President and CEO of Midway

Time flies when one is busy! It has been several months since we have updated our shareholders and other interested followers of Midway on our activities and progress. We have been extremely busy permitting, updating the Pan project technical and financial information, evaluating details within the heap leach operating parameters, conducting a trial blast to get rock breakage and powder factor confirmation, performing additional large scale, 25-ton leach tests, optimizing the mine plan and dig plans, re-evaluating the operating costs, re-visiting the capital costs, improving the construction plan and schedule, performing in-depth risk analyses of every aspect of the project and examining financing alternatives for the balance of funding needed to bring the project to production in August of 2014.

You might ask, “Why all this activity for a project with already impressive economics?” The answer is simple; it is our goal to optimize our cost parameters in order to deliver better returns to our shareholders, especially in the current environment.

The most significant event for Midway will be the creation of profitable cash flow from the Pan Mine. Planning for the creation of this cash flow stream began over three years ago with the design of a plan to develop the Pan project into a producing facility. We have been operating on that plan since April 2010. We are within three weeks of that original schedule and production for Pan is within six weeks of the original target. That does not mean that every internal segment of the schedule has seen no variance; it does mean that the overall schedule has been managed such that we expect to pour gold in August of 2014. I believe that such performance speaks well for the team.

We will issue an updated feasibility study and an updated 43-101 Technical Report on the results of our work in the coming weeks. I am confident that the update will provide a level of comfort that Pan remains a good project. The attributes of nearby infrastructure, easy mining, simple metallurgy, solid engineering, a seasoned operating team and 60 plus million dollars in the bank all contribute toward the project’s success. Let’s discuss some of the aspects of the project in a bit more detail.

Permitting

We are still on our schedule for the achievement of a favorable record of decision in September of this year. That schedule allows construction to commence in October. The BLM’s third party contractor is currently addressing comments and responses received from the Draft Environmental Impact Statement (EIS) public comment period. These comments will be included in the Final EIS. Major permits received to date include the Water Pollution Control permit and the Class I Air Quality Operating Permit to Construct. While Midway anticipates no Mercury emissions, a Class I Operating Permit to Construct: Mercury is required and is expected to be complete in the near future.

Metallurgical Test Work & First Blast at Pan

Post-feasibility metallurgical test work at Pan has focused on ways to reduce the number of stages of crushing needed thereby delaying the crusher capital expenditures. Large column tests on bulk samples showed excellent gold recoveries from coarse materials. The preliminary results indicate that gold recoveries are less sensitive to crush size than was outlined in the 2011 Feasibility Study. In June of this year, the Company conducted the first blast at Pan to obtain material for tests of Run of Mine potential. This also provided a test of the blast pattern, powder factor, and sampling procedures planned for use during initial mining. The Run of Mine metallurgical testing is still in progress.

Pan Project Financing Update

Midway is pursuing a combination of project and equipment financing alternatives, and has received proposals from several major commercial funding sources. The Company has been working with its financial advisors to assess the amount of financing needed and the various options available in the current market to secure the remaining capital necessary to fund Pan to cash flow. The current finance plan does not consider issuing additional equity that would dilute current shareholders. Accordingly, Midway terminated the September 23, 2011 “At-the-Market” share issuance program effective July 29, 2013.

Pan Updated Feasibility

The company is updating the 2011 Pan Feasibility Study for use in financing negotiations and in forward planning for internal purposes. The update will incorporate post-feasibility optimization changes to the mine plan and will bring feasibility costs up to date. The project timeline for Pan is still on track for Q4 construction and production in 2014.

This release has been reviewed and approved for Midway by William S. Neal (M.Sc., CPG), Vice President of Geological Services of Midway, a "qualified person" as that term is defined in NI 43-101.

ON BEHALF OF THE BOARD
"Kenneth A. Brunk"
Kenneth A. Brunk, Chairman, President and CEO

About Midway Gold Corp.

Midway Gold Corp. is a precious metals company with a vision to explore, design, build and operate gold mines in a manner accountable to all stakeholders while assuring return on shareholder investments. For more information about Midway, please visit our website at www.midwaygold.com or contact Jaime Wells, Investor Relations Analyst, at (877) 475-3642 (toll-free).

Neither the TSX, its Regulation Services Provider (as that term is defined in the policies of the TSX) nor the NYSE MKT accepts responsibility for the adequacy or accuracy of this release.

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, statements about the Company's intended work plans and resource estimates and potential offering of common shares of the Company from time to time. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation, risks related to the timing and completion of the Company's intended work plans, risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold resources and reserves; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change.

Cautionary note to U.S. investors concerning estimates of reserves and resources: This press release and the documents referenced in this press release use the terms “reserve" and "mineral resource“, which are terms defined under Canadian National Instrument 43-101 and the Canadian Institute of Mining and Metallurgy Classification system. Such definitions differ from the definitions in U.S. Securities and Exchange Commission ("SEC") Industry Guide 7.  Under SEC Industry Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.  Mineral resources are not mineral reserves and do not have demonstrated economic viability. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  The references to a “resource” in this press release and the documents referenced in this press release are not normally permitted under the rules of the SEC.  It cannot be assumed that all or any part of mineral deposits in any of the above categories will ever be upgraded to Guide 7 compliant reserves. Accordingly, disclosure in this press release and in the technical reports referenced in this press release may not be comparable to information from U.S. companies subject to the reporting and disclosure requirements of the SEC.